UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

STARFIGHTERS SPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43009	92-1012803
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Reusable Launch Vehicle Hangar
Hangar Road
 Cape Canaveral, Florida, United States 32920
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (321) 261-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	FJET	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

On December 17, 2025, Starfighters Space, Inc. (the "Company") completed the final closing of its offering (the "Offering") of shares of common stock (the "Common Shares") under Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the "Securities Act"), for Tier 2 offerings, pursuant to which it sold 6,145,364 Common Shares at a price of $3.59 per share, for gross proceeds of approximately $22.1 million, before the payment of selling agent commissions of approximately $1.65 million and transaction fees and expenses. In connection with the final closing, the Company also issued 61,402 Agent's Warrants to Digital Offering, LLC or its designees, which are exercisable for 61,402 Common Shares of the Company at an exercise price of $3.59 per share until September 6, 2029.

The Common Shares and Agent's Warrants were issued pursuant to the Company's offering circular contained within its post-qualification amendment to its offering statement on Form 1-A, filed on August 26, 2025, as amended on October 17, 2025 and December 2, 2025, and qualified by the Securities and Exchange Commission on December 10, 2025. The Company relied upon the exemption from the registration requirements of the Securities Act provided by Regulation A under Section 3(b) of the Securities Act for the Common Shares issued pursuant to the Offering as well as the Agent's Warrants.

On December 18, 2025, the Company issued 3,834,857 Common Shares at a price of $2.154 per share pursuant to the automatic conversion of the Company's outstanding 8% secured convertible debentures of approximately $8.26 million of principal and accrued interest upon listing of the Company's Common Shares on the NYSE American LLC ("NYSE American"). The Company relied upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) of the Securities Act with respect to the issuance of such Common Shares.

Also, on December 18, 2025, the Company issued to Space Florida 404,312 Common Shares at a price of $3.59 per share pursuant to the conversion of the outstanding loan owing by the Company's subsidiary, Starfighters, Inc., to Space Florida of approximately $1.45 million of principal and accrued interest upon the listing of the Company's Common Shares on the NYSE American. The Company relied upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act with respect to the issuance of such Common Shares.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On December 17, 2025, the Company issued a press release announcing the completion of the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On December 18, 2025, the Company issued a press release announcing that trading of the Common Shares on the NYSE American commenced on December 18, 2025 under the ticker symbol "FJET." A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated December 17, 2025

99.2	Press release dated December 18, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARFIGHTERS SPACE, INC.

DATE: December 22, 2025	By:	/s/ David Whitney
David Whitney
Chief Financial Officer

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